UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2014

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 17, 2014, Baxter International Inc. issued an earnings press release for the quarterly period ended March 31, 2014. The press release, including attachments, is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures include adjusted net income, adjusted earnings per diluted share and adjusted pre-tax income, each excluding special items. Special items are excluded because they are highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Non-GAAP financial measures may provide a more complete understanding of the company’s operations and can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance from one period to another. Upfront and milestone payments related to collaborative arrangements that have been expensed as research and development (R&D) are uncertain and often result in a different payment and expense recognition pattern than internal R&D activities and therefore are typically excluded as special items. In addition, beginning with the first quarter of 2014, the company has reported adjusted earnings measures excluding intangible asset amortization expense. To facilitate comparisons to the prior period we have provided adjusted net income, adjusted earnings per share and adjusted pre-tax income excluding intangible asset amortization expense for the first quarter of 2013. Intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance, particularly in terms of cash returns, and is similar to how management internally assesses performance.

Management believes that non-GAAP earnings measures, when used in conjunction with the results presented in accordance with GAAP and the reconciliations to corresponding GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and in some cases for purposes of determining incentive compensation.

The press release also includes the non-GAAP financial measure of net debt, which represents the difference between total debt (defined as short-term debt, current maturities of long-term debt and lease obligations, and long-term debt and lease obligations) and cash and equivalents. Management uses net debt for internal planning purposes and to monitor compliance with the company’s primary credit facilities as net debt corresponds with certain financial covenants contained therein.

The company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1    Press Release dated April 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/S/ DAVID P. SCHARF
David P. Scharf
Corporate Vice President,
General Counsel and
Corporate Secretary

Date: April 17, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 17, 2014.